Exhibit 5.1

July 27, 2009

Kaman Corporation 1332 Blue Hills Avenue P.O. Box 1 Bloomfield, Connecticut 06002-0001
Re:	Kaman Corporation
Registration Statement on Form S-3
File No.:  333-160244

Ladies and Gentlemen:

We have acted as counsel to Kaman Corporation, a Connecticut corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 26, 2009, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on the date hereof .  The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 (“Rule 415”) of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with a proposed maximum aggregate offering price of up to $200,000,000:  (1) shares of common stock, $1.00 par value per share (the “Common Stock”); (2) shares of preferred stock, $1.00 par value per share, which may be issued in one or more series (the “Preferred Stock”); (3) debt securities, in one or more series, any series of which may be either senior debt securities or subordinated debt securities, which may or may not be convertible into shares of Common Stock, Preferred Stock or other securities (collectively, the “Debt Securities”); and (4) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company (the “Warrants”).  The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Offered Securities.”  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Offered Securities will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Debt Securities will be issued under Indentures (each, an “Indenture”), forms of which are being filed with the Registration Statement in connection with the offering of any Debt Securities.

Kaman Corporation
July 27, 2009

            In connection with the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Amended and Restated Certificate of Incorporation of the Company ( the “Certificate of Incorporation”), as in effect on the date hereof; (3) the Amended and Restated Bylaws of the Company, and as in effect on the date hereof; and (4) a copy of certain resolutions of the Board of Directors of the Company (the “Board”) relating to the issuance and sale of the Offered Securities and other matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.  We have made no investigation or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions expressed herein.

We have further assumed, at and prior to the time of the sale and delivery of any Offered Securities pursuant to the Registration Statement, (1) the Board will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Offered Securities and that, as established, such class or series will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (2) the Registration Statement, as finally amended (including all necessary post-effective amendments or supplements thereto), will have become effective under the Securities Act and no stop order suspending its effectiveness will have been issued and remain in effect; (3) an appropriate Prospectus Supplement with respect to the Offered Securities will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (4) if the Offered Securities are being offered and sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (5) any applicable listing or other requirements of any stock exchange on which the Offered Securities may be listed have been complied with.

Kaman Corporation
July 27, 2009

The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws of the State of Connecticut and, solely with respect to Debt Securities issued under an Indenture governed by New York law, the laws of the State of New York, as in effect on the date hereof, which are subject to change with possible retroactive effect.  The opinions expressed below, relating to whether the Offered Securities described therein will be legal, valid and binding obligations of the Company, are subject to the exception that enforcement thereof may be limited by (1) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of equity, materiality, reasonableness, good faith and fair dealing; (2) the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; (3) public policy considerations that may limit the rights of the parties to obtain further remedies; and (iv) the waiver of any usury defense contained in any Indenture that may be unenforceable.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any Common Stock (including any Common Stock issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants) to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (a) the Offered Common Stock and any related Debt Securities and/or Preferred Stock have been duly authorized by the Board; (b) the Offered Common Stock is authorized under the Certificate of Incorporation and has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor , in excess of the par value thereof, in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; (c) in the case of any Offered Common Stock to be issued under any Warrants, due exercise of and payment of the exercise price specified in such Warrants has occurred; and (d) in the case of any Offered Common Stock to be issued upon the exchange or conversion of Debt Securities or Preferred Stock that is exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments has occurred, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and non-assessable.

Kaman Corporation
July 27, 2009

2. With respect to any Preferred Stock (including any Preferred Stock issued upon the exercise of any Warrants) to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (a) the Offered Preferred Stock has been duly authorized by the Board; (b) one or more appropriate certificates of amendment with respect to such Preferred Stock have been filed; (c) the Offered Preferred Stock is authorized under the Certificate of Incorporation and has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefore, in excess of the par value thereof, in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and (d) in the case of any Offered Preferred Stock to be issued under any Warrants, due exercise of and payment of the exercise price specified in such Warrants has occurred, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and non-assessable.

3. With respect to any Debt Securities (including any Debt Securities issued upon the exercise of any Warrants) to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Indenture relating to such Offered Debt Securities has been filed by amendment to or incorporated by reference in the Registration Statement and has been qualified under the Trust Indenture Act of 1939, as amended, and such Indenture has been duly authorized, executed and delivered by the Company and the trustee named in such Indenture; (b) the Board has duly adopted final resolutions authorizing the issuance and sale of such Debt Securities, as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the applicable Indenture; (c) in the case of any Offered Debt Securities to be issued under any Warrants, due exercise of and payment of the exercise price specified in such Warrants has occurred; and (d) the Offered Debt Securities have been duly executed and countersigned in accordance with the applicable Indenture and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Kaman Corporation
July 27, 2009

4. With respect to any Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (a) the execution and delivery of a Warrant agreement related to the Offered Warrants (each, a “Warrant Agreement”) has been duly authorized by the Board; (b) the Warrant Agreement has been duly executed and delivered on behalf of the Company and the warrant agent named therein; (c) the Offered Warrants have been duly executed, countersigned, issued and delivered against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board and otherwise in accordance with the Warrant Agreement and such agreement; and (d) the securities underlying the Offered Warrants have been duly authorized and reserved for issuance upon the proper exercise thereof, the Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.   This opinion is rendered only as of the date hereof, and we disclaim any undertaking to advise you of any changes of the facts stated or assumed herein or any subsequent changes in applicable law that may occur after the date of this opinion.

Sincerely,
MURTHA CULLINA LLP
By:	/s/ Willard F. Pinney, Jr.
Willard F. Pinney, Jr.
A Partner of the Firm